EXHIBIT 10-G
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                      PURCHASE AGREEMENT
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 (Scotland Yard Apartments - Phases I and II; Houston, Texas)


     THIS AGREEMENT is made and entered into as of the __________ day of July, 1996, by and between CARLYLE REAL ESTATE LIMITED PARTNERSHIP-XI, an Illinois limited partnership (hereinafter called "SELLER"), and FSC REALTY, LLC, a California limited liability company (hereinafter called "BUYER").


                        R E C I T A L S
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     A.   Seller is the owner of that certain real property located at
2250 and 2550 Holly Hill, in the City of Houston, County of Harris, State of Texas, consisting primarily of an apartment complex (the "APARTMENT COMPLEX") sometimes known as "Scotland Yard Apartments".

     B. Buyer desires to purchase such Apartment Complex on the terms and conditions hereinafter documented.

     NOW, THEREFORE, in consideration of the mutual undertakings of the parties hereto, it is hereby agreed as follows:

     1.   PURCHASE AND SALE; CERTAIN DEFINITIONS.

     A. PURCHASE AND SALE. Seller shall sell to Buyer, and Buyer shall purchase from Seller, the "Property" (as hereinafter defined).

     B.   CERTAIN DEFINITIONS.

          (1) "AFFILIATE" means a Person who, directly, or indirectly through one or more intermediaries, owns or controls, is owned or controlled by or is under common control or ownership with the Person in question. For purposes of this definition "own" or "ownership" means ownership by one Person of ten percent (10%) or more of the voting stock of the controlled Person, in the case of a corporation, or, in the case of Persons other than corporations, entitlement of the controlling Person, directly or indirectly, to receive ten percent (10%) or more dividends, profits or similar economic benefit from the controlled Person; and "control" means the possession, directly or indirectly, of the power to direct or cause direction of the management and policies of the controlled Person.

          (2) "BUSINESS DAY" means a day that is not a Saturday, a Sunday, a legal holiday or a day on which banks are required or permitted by law or other governmental action to close in Dallas, Texas.

          (3) "BOOKS AND RECORDS" shall mean all books and records maintained by or for the benefit of Seller solely in connection with the operation of the Project, together with all building plans, specifications and drawings, third party engineering, soils and geological reports, and third party environmental reports and other third party documents prepared in connection with the construction of the Project which are within the possession or control of Seller.

          (4) "IMPROVEMENTS" means all buildings, structures, and other improvements owned by Seller, including such fixtures as shall constitute real property, located on the Land including, but not limited to, the office buildings, parking lots and all other amenities owned by Seller, together with Seller's interest in all machinery, fixtures and equipment used solely in the operation of such buildings and improvements, and/or affixed to or located upon the Land, along with all accessions and additions thereto.

          (5) "LAND" means the tracts or parcels of real property more particularly described on EXHIBIT "A" attached hereto and made a part hereof for all purposes, together with all and singular all right, title and interest of Seller, reversionary or otherwise, in and to all easements in or upon the Land and all other rights and appurtenances belonging or in anywise pertaining thereto, if any, including any right, title, and interest of Seller in and to any land lying in the bed of any street, road or access way, right-of-way, alley, opened or proposed, in front of, at a side of or adjoining the Land to the centerline thereof.

          (6) "MISCELLANEOUS ASSETS" shall mean all contract rights, leases, concessions, assignable warranties, and other items of intangible personal property owned by Seller and solely relating to the ownership or operation of the Project, including, but not limited to all right, title and interest of Seller in and to (i) the "Service Contracts" (as hereinafter defined), (ii) the Permits, (iii) assignable utility and similar deposits, (iv) prepaid license and permit fees, (v) the Warranties and (vi) the Books and Records.

          (7) "PERMITS" means all of Seller's right, title, and interest in all licenses and permits solely used or solely relating to the ownership or operation of the Project in accordance with its current use.

          (8) "PERSON" means an individual, partnership, joint venture, corporation, limited liability company, joint stock company, trust (including a business trust), unincorporated association or other entity, or a government or any political subdivision or agency thereof.

          (9) "PERSONAL PROPERTY" means those items of tangible personal property, fixtures, furnishings, equipment, machinery, apparatus, and other articles of depreciable personal property now owned or leased by Seller and located on the Land and the Improvements which are listed on Exhibit "B" hereto and made a part hereof.

          (10) "PROPERTY" means the Land, the Personal Property, the Miscellaneous Assets and the Improvements.

          (11) "WARRANTIES" means all third party warranties and guaranties relating to the Project, or any part thereof, or to the Personal Property or Improvements, or construction thereof.

     2. PURCHASE PRICE. The purchase price (the "PURCHASE PRICE") for the Property shall be the sum of $23,200,000.

     3. PAYMENT OF PURCHASE PRICE. The Purchase Price shall be paid to Seller by Buyer as follows:

     A. ESCROW DEPOSITS. Within one (1) business day after the date on which Escrow Holder shall have received originals of this Agreement executed by both Seller and Buyer, Buyer shall deliver, an amount equal to $100,000 (the INITIAL ESCROW DEPOSIT") to Near North National Title Corporation, at its offices at 222 North LaSalle, Chicago, Illinois 60601,
Attention: Mr. Chuck Vachout (which company, in its capacity as escrow holder hereunder, is called "ESCROW HOLDER"). In addition, if Buyer shall deliver the "Approval Notice" (as hereinafter defined), then concurrently therewith, Buyer shall deliver an additional deposit in the amount of $132,000 (the ADDITIONAL ESCROW DEPOSIT") to Escrow Holder. Each deposit to be made hereunder shall be made by Buyer delivering the appropriate amounts thereof to Escrow Holder by wire transfer of immediately available federal funds or by check evidencing good funds. As used herein, the term "ESCROW DEPOSIT" means the Initial Escrow Deposit and the Additional Escrow Deposit, from and after the date the same is deposited with Escrow Holder, together with all interest earned on the foregoing deposits. The Escrow Deposit shall be held by Escrow Holder as a deposit against the Purchase Price in accordance with the terms and provisions of this Agreement. At all times in which the Escrow Deposit is being held by the Escrow Holder, the Escrow Deposit shall be invested by Escrow Holder in the following investments ("APPROVED INVESTMENTS"): (i) United States Treasury obligations, (ii) United States Treasury-backed repurchase agreements issued by a major national money center banking institution reasonably acceptable to Seller, or (iii) such other manner as may be reasonably agreed to by Seller and Buyer. The Escrow Deposit shall be disposed of by Escrow Holder only as provided in this Agreement.

     B. CLOSING PAYMENT. The Purchase Price, as adjusted by the application of the Escrow Deposit and by the prorations and credits specified herein, shall be paid in cash on the "Closing Date" (as hereinafter defined) by Federal Reserve wire transfer of immediately available funds to the account of Escrow Holder for disbursements to Seller, at its direction (the amount to be paid under this subparagraph B being herein called the "CLOSING PAYMENT").

     4.   CONDITIONS PRECEDENT

     A.   TITLE MATTERS.

          (1) TITLE REPORT. Seller has delivered to Buyer a copies of Title Commitment Numbers 513659 and 513660, effective as of December 1, 1995, and issued on December 8, 1995 (collectively, the "PRELIMINARY TITLE REPORT") covering the Property from First American Title Insurance Company (which company, in its capacity as title insurer hereunder, is herein called the "TITLE COMPANY"). In addition, Seller has delivered a survey of the Property last revised February 12, 1996, prepared by Weiser Engineering Company ("SURVEY"). Seller is the process of having the Preliminary Title Report updated and reissued in Buyer's name and the Survey recertified to Buyer (and, upon receipt, Seller will promptly forward the same to Buyer). If Buyer shall fail to deliver written notice ("TITLE OBJECTION NOTICE") specifying any title or survey matters disapproved by Seller on or before the end of the later to occur of (i) the Due Diligence Period and (ii) the date which is three (3) days after the date on which Buyer shall be in receipt of the updated Preliminary Title Report and updated Survey, Buyer shall be deemed to have approved the exceptions to title shown on the Preliminary Title Report and the matters disclosed on the Survey. If Buyer shall timely deliver a Title Objection Notice hereunder, Seller shall have three (3) business days after receipt thereof to notify Buyer as to each disapproved matter set forth in such notice either that (i) Seller elects not to cause such disapproved matter to be removed as of the Closing Date (or otherwise take any action with respect thereto), or (ii) Seller intends to use commercially reasonable efforts to either (a) cause such disapproved matter to be removed on the Closing Date, or (b) obtain a title endorsement (if available) insuring over such disapproved matter; provided, however, except as hereinafter set forth, Seller shall have no liability if for any reason such exceptions are not removed or insured over as of the Closing Date. Failure to deliver any written notification by Seller of its election within such period shall be deemed to be an election not to cause any such disapproved matters to be removed. If Seller elects not to cause any or all such disapproved matters to be removed or insured over as aforesaid, Buyer shall have until the expiration of the "Due Diligence Period" (as hereinafter defined) to notify Seller in writing either that
(x) Buyer revokes its disapproval and will proceed with the purchase of the Property without any reduction in the Purchase Price and will take subject to such matters, or (y) Buyer terminates this Agreement. Failure to deliver any written notification by Buyer of its election within such period shall be deemed to be an election to terminate this Agreement. Notwithstanding anything to the contrary contained in this Agreement, Seller shall be obligated to remove (or cause the Title Company to affirmatively insure over): (i) any mortgages or deeds of trust covering the Property which secure any financing obtained by Seller, (ii) any mechanic's or materialmen's liens against the Property as a result of work done by or on behalf of Seller, and (iii) tax or judgment liens against Seller. Approval by Buyer of any additional exceptions to title or survey matter disclosed after the end of the Due Diligence Period (other than those which Seller is obligated to cure or insure over as herein provided) shall be a condition precedent to Buyer's obligation to purchase the Property. Unless Buyer gives written notice that it approves any such additional exceptions (other than those which Seller is obligated to cure or insure over as herein provided) to title or survey matters, stating the exceptions so approved, on or before the sooner to occur of ten (10) business days after receipt of written notice thereof or the Closing Date, Buyer shall be deemed to have disapproved said exceptions. If, for any reason, on or before the Closing Date Seller does not cause such additional exceptions (other than those which Seller is obligated to cure or insure over as herein provided) to title or survey matters which Buyer timely disapproves (including those matters which Seller has elected to use commercially reasonable efforts to remove or insure over as set forth herein) to be removed at no cost or expense to Buyer (Seller having the right but not the obligation to do so), the obligation of Seller to sell, and Buyer to buy, the Property as herein provided shall terminate (and Seller and Buyer shall have no further obligations in connection herewith).

Buyer shall have the option to waive the condition precedent set forth in this paragraph 4A(1) by notice to Seller. In the event of such waiver, such condition shall be deemed satisfied.

     (2) EXCEPTIONS TO TITLE. Buyer shall be obligated to accept title to the Property, subject to the following exceptions to title:

     (a) Real estate taxes and assessments for the current and subsequent years "not yet due and payable and subsequent assessments for prior years based on changes in usage or ownership";

     (b) The printed exceptions which appear in the standard form owner's policy of title insurance issued by Title Company with the standard exception as to restrictive covenants endorsed "none of record" except as shown thereon and approved by Buyer as a standard exception as to unrecorded easements, visible and apparent easements, public or private roads, or other matters which would be disclosed by an inspection of the Project deleted, with the standard exception as to mechanics', materialmen's, or similar liens or other matters relating to the completion of construction and payment of bills with respect thereto deleted, and with the standard exception as to areas, boundaries, discrepancies, encroachments, and other matters which would be disclosed by a survey of the Project modified to read "shortages in area"; and

     (c) Such exceptions to title as may be approved by Buyer pursuant to the provisions of subparagraph A(1) above.
Conclusive evidence of the availability of such title shall be the willingness of Title Company to issue to Buyer on the Closing Date a standard Texas form owner's title insurance policy ("OWNER'S POLICY"), in the face amount of the Purchase Price, which policy shall show (i) title to the Property to be vested of record in Buyer, and (ii) the above exceptions to be the only exceptions to title.

     B.   DUE DILIGENCE REVIEWS.  Buyer shall have until 5:00 p.m.
(Central time) on July 23, 1996 (the "DUE DILIGENCE PERIOD") within which to perform and complete all of Buyer's due diligence examinations, reviews and inspections of all matters pertaining to the purchase of the Property, including all leases, service contracts, survey and title matters, and all physical, environmental and compliance matters and conditions respecting the Property. During the Due Diligence Period, Seller shall provide Buyer with reasonable access to the Property upon reasonable advance notice. Seller has delivered or made available (or shall hereafter deliver or make available) to Buyer, to the extent in Seller's possession or control, such leases, service contracts and other contracts, permits, licenses and certificates of occupancy, third party environmental reports, plans and specifications, warranties and guaranties, and such other documents as Buyer shall reasonably request and as Seller shall reasonably agree to deliver, all upon reasonable advance notice. Buyer shall promptly commence, and shall diligently and in good faith pursue, its due diligence review hereunder. Buyer shall at all times conduct its due diligence review, inspections and examinations in a manner so as to not cause damage, loss, cost or expense to Seller or the Property and so as to not materially interfere with or disturb any tenant at the Property, and Buyer will indemnify, defend, and hold Seller and the Property harmless from and against any such damage, loss, cost or expense (the foregoing obligation surviving any termination of this Agreement). Without limitation on the foregoing, in no event shall Buyer contact any tenant of the Property without Seller's express written consent. Any contact by Buyer with any governmental authority having jurisdiction over the Property shall be subject to prior notice to Seller by Buyer and such reasonable restrictions respecting the same as may be requested by Seller. Seller shall have the right, at its option, to cause a representative of Seller to be present at all inspections, reviews and examinations conducted hereunder. If the transactions hereunder shall fail to close, Buyer shall promptly deliver to Seller copies of any written reports relating to the Property prepared for or on behalf of Buyer by any third party and shall return all documents and other materials furnished by Seller hereunder. Buyer shall keep all information or data received or discovered in connection with any of the inspections, reviews or examinations strictly confidential in accordance with the terms of a separate confidentiality agreement dated June 6, 1996.

 If, on or before the expiration of the Due Diligence Period, based upon such review, examination or inspection, Buyer shall determine that it intends to proceed with the acquisition of the Property, then Buyer shall promptly notify Seller and Escrow Holder of such determination in writing (such notice being herein called the "APPROVAL NOTICE"), and concurrently therewith deliver the Additional Escrow Deposit to Escrow Holder as provided in paragraph 3A of this Agreement, and thereafter, Buyer shall have no further right to terminate this Agreement pursuant to this paragraph 4B. If, however, on or before the expiration of the Due Diligence Period, based upon such review, examination or inspection, Buyer shall determine in its sole and absolute discretion that it no longer intends to acquire the Property, then Buyer shall promptly notify Seller of such determination in writing (such notice being herein called the "TERMINATION NOTICE"), whereupon the Escrow Deposit shall be returned to Buyer and this Agreement, and the obligations of the parties hereunder, shall terminate. In the event that Buyer shall fail to have delivered the Approval Notice to Seller (and deposit the Additional Escrow Deposit with Escrow Holder) on or before the expiration of the Due Diligence Period, Buyer shall be deemed to have elected not to proceed with the acquisition of the Property whereupon the Escrow Deposit shall be returned to Buyer and this Agreement, and the obligations of the parties hereunder, shall terminate.

     C. PERFORMANCE BY SELLER; NO MATERIAL ADVERSE CHANGE. The performance and observance, in all material respects, by Seller of all covenants and agreements of this Agreement to be performed or observed by Seller prior to or on the Closing Date shall be a condition precedent to Buyer's obligation to purchase the Property. In addition, in the event that the "Seller Closing Certificate" (as hereinafter defined) shall disclose any changes in any material adverse respect in the representations and warranties of Seller contained in paragraph 7A below which are not otherwise permitted or contemplated by the terms of this Agreement, then Buyer shall have the right to terminate this Agreement.

     D. PERFORMANCE BY BUYER; NO MATERIAL ADVERSE CHANGE. The performance and observance, in all material respects, by Buyer of all covenants and agreements of this Agreement to be performed or observed by it prior to or on the Closing Date shall be a condition precedent to Seller's obligation to sell the Property. In addition, in the event that the "Buyer Closing Certificate" (as hereinafter defined) shall disclose any changes in any material adverse respect in the representations and warranties of Buyer contained in paragraph 7B below which are not permitted or contemplated by the terms of this Agreement, then Seller shall have the right to terminate this Agreement. Seller shall have the option to waive the condition precedent set forth in this paragraph 4D by written notice to Buyer. In the event of such waiver, such condition shall be deemed satisfied.

     E. EXISTING LOAN. The Property is currently encumbered by deeds of trust dated December 22, 1990 in the original amounts of $9,515,000 an $9,300,000 respectively securing certain loans (the "EXISTING LOANS") to Seller made by Teachers Insurance and Annuity Association of America ("EXISTING LENDER"). Upon receipt of the Approval Notice (and the deposit of the Additional Escrow Deposit as herein provided), Seller will seek to obtain the consent of Existing Lender to a payoff of the Existing Loans for an amount which is acceptable to Seller in its sole and absolute discretion. It shall be a condition to Seller's obligations hereunder that, on or before August 6, 1996 (the EXISTING LENDER APPROVAL PERIOD"), Existing Lender agree to a payoff amount for the Existing Loans which is acceptable to Seller as aforesaid (it being understood and agreed that the obligations of Buyer hereunder are conditioned upon the Property being free and clear of the Existing Loans as of the Closing Date). Seller shall promptly commence negotiations with Existing Lender regarding such Existing Loan payoff. If Seller is able to obtain an acceptable payoff arrangement with Existing Lender within the Existing Lender Approval Period, Seller shall give prompt written notice ("EXISTING LENDER APPROVAL NOTICE") to Buyer. If for any reason Seller is unable to obtain the agreement of Existing Lender to a payoff of the Existing Loans in amounts acceptable to Seller in its sole discretion, then this Agreement, and the obligations of the parties hereunder, shall terminate, and the Earnest Deposit immediately returned to Buyer by Escrow Holder.

     F. NEW FINANCING. It shall be a condition precedent to Buyer's obligation to purchase the Property hereunder that Buyer shall have received, within the period (the COMMITMENT PERIOD") commencing on the date Buyer receives the Existing Lender Approval Notice and ending on the date which is thirty (30) days thereafter, a written commitment (the "LOAN COMMITMENT") for a loan (the "NEW LOAN") from a financial institution reasonably satisfactory to Buyer, in an amount of $17,400,000 and otherwise on terms reasonably acceptable to Buyer. Buyer shall promptly commence and diligently pursue its obtaining of the Loan Commitment, and shall keep Seller reasonably informed of Buyer's progress in connection therewith. Upon Buyer's receipt, acceptance and approval of the Loan Commitment, Buyer shall immediately notify Seller and Escrow Holder in writing (the "NEW LOAN APPROVAL NOTICE") of such receipt (and shall include with such notice a copy of the Loan Commitment), whereupon the condition precedent to Buyer's obligation to purchase the Property under this paragraph 4F shall be deemed satisfied. Prior to the expiration of the Commitment Period, Buyer shall notify Seller and Escrow Holder in writing if Buyer is unable to obtain the Loan Commitment. If Buyer fails to deliver to Seller the New Loan Approval Notice prior to the expiration of the Commitment Period, this Agreement, and the obligations of the parties hereunder, shall terminate and the Escrow Deposit shall be returned to Buyer. Buyer shall pay all costs and expenses of obtaining the New Loan, including, but not limited to, any application fees, appraisal fees, physical inspection fees or costs, and title insurance premiums or costs.

     5. CLOSING PROCEDURE. The sale and purchase herein provided shall be consummated on the Closing Date through mutually agreeable escrow arrangements as hereinafter contemplated. As used herein, "CLOSING DATE" means the date which is twenty (20) days after Buyer's delivery of the New Loan Approval Notice, or such earlier date as may be agreed upon by Buyer and Seller.

     A. ESCROW. On or before the Closing Date, the parties shall deliver to Title Company the following: (1) by Seller, a duly executed and acknowledged original special warranty deed ("DEED") in the form of Exhibit "C" attached hereto and made a part hereof, and (2) by Buyer, the Closing Payment in immediately available federal funds. In addition, Seller shall deposit the "Seller Deliveries" and Buyer shall deposit the "Buyer Deliveries" (as such terms are hereinafter defined) with the Title Company.

 Such deliveries shall be made pursuant to escrow instructions ("ESCROW INSTRUCTIONS") to be executed among Buyer, Seller and Title Company in form reasonably acceptable to such parties in order to effectuate the intent hereof. The conditions to the closing of such escrow shall include the Title Company's receipt of the Deed, the Seller Deliveries, the Buyer Deliveries, the Closing Payment and a notice from each of Buyer and Seller authorizing Title Company to close the transactions as contemplated herein (each of Buyer and Seller being obligated to deliver such authorization notice at the Closing Conference as soon as it is reasonably satisfied that the other party is in a position to deliver the items to be delivered by such other party under subparagraph B below).

     B. DELIVERY TO PARTIES. Upon the satisfaction of the conditions set forth in the Escrow Instructions, then (x) the Deed shall be delivered to Buyer by Title Company's depositing the same for recordation, (y) the Closing Payment (and the Deposit) shall be delivered by Title Company to Seller and (z) the following items shall be delivered through escrow:

     (1) SELLER DELIVERIES. Seller shall execute and deliver to Buyer the following ("SELLER DELIVERIES"):

     (a)  an assignment and assumption of tenant leases ("LEASE
ASSIGNMENT AND ASSUMPTION") in the form of Exhibit "D" attached hereto and made a part hereof;

     (b) an assignment and assumption of service contracts and operating agreements ("CONTRACT ASSIGNMENT AND ASSUMPTION") in the form of Exhibit "E", attached hereto;

     (c) a bill of sale and assignment ("BILL OF SALE") conveying the Personal Property and Miscellaneous Assets in the form of Exhibit "F" attached hereto and made a part hereof;

     (d) a certificate of Seller ("SELLER CLOSING CERTIFICATE") updating the representations and warranties contained in paragraph 7A hereof to the Closing Date (and including an updated certified rent roll) and noting any changes thereto;

     (e) notices ("TENANT NOTICES") to the tenants under the tenant leases in form reasonably satisfactory to Seller and Buyer that Buyer is the new owner of the Property and has been assigned the refundable security deposits;

     (f)  a certificate regarding the "non-foreign" status of Seller;

     (g) evidence reasonably satisfactory to Buyer and Title Company respecting the due organization of Seller and the due authorization and execution of this Agreement and the documents required to be delivered hereunder;

     (h) such additional documents as may be reasonably required by Buyer and Title Company in order to consummate the transactions hereunder (provided the same do not materially increase the costs to, or liability or obligations of, Seller in a manner not otherwise provided for herein); and

     (i) any building permits, certificates of occupancy, keys and plans and specifications respecting the Property (to the extent the same are in Seller's possession).

     (2) Buyer Deliveries. Buyer shall execute and deliver to Seller the following ("BUYER DELIVERIES"):

     (a)  counterparts of the Lease Assignment and Assumption;

     (b)  counterparts of the Contract Assignment and Assumption;

     (c) a notice to Deposit Agent to release the Deposit to Seller as partial payment of the Purchase Price;

     (d) a certificate of Buyer ("BUYER CLOSING CERTIFICATE") updating the representations and warranties contained in paragraph 7B hereof to the Closing Date and noting any changes thereto;

     (e)  the Tenant Notices;

     (f) evidence reasonably satisfactory to Seller and Title Company respecting the due organization of Buyer and the due authorization and execution of this Agreement and the documents required to be delivered hereunder; and

     (g) such additional documents as may be reasonably required by Seller and Title Company in or to consummate the transactions hereunder (provided the same do not materially increase the costs to, or liability or obligations of, Buyer in a manner not otherwise provided for herein).

     C. CLOSING COSTS. Seller shall pay (i) the title insurance premium for the Owner's Policy at a rate not in excess of standard issue rates and only to the extent attributable to standard Texas owner's coverage (Buyer being obligated to pay any costs associated with any extended or special coverage or endorsements), and (ii) the costs to obtain the Survey. Buyer shall pay the recording fees attributable to the Deed and all fees, costs or expenses in connection with Buyer's due diligence reviews hereunder. Seller and Buyer shall each pay one-half of the escrow fees of Escrow Holder. Seller and Buyer shall pay their respective shares of prorations as hereinafter provided.

     D.   PRORATIONS.

     (1) ITEMS TO BE PRORATED. The following shall be prorated between Seller and Buyer as of the Closing Date:

     (a) All real estate taxes and assessments on the Property for the current year. In no event shall Seller be charged with or be responsible for any increase in the taxes on the Property resulting from any improvements made after the Closing Date. In the event that any assessments with respect to the Property are payable in installments, than the installment for the current period shall be prorated (with Buyer assuming the obligation to pay any installments due after the Closing
Date).

     (b) All fixed and additional rentals under the leases, refundable security deposits and other tenant charges. Seller shall deliver or provide a credit in an amount equal to all prepaid rentals for periods after the Closing Date and all refundable security deposits (to the extent the foregoing have been deposited with Seller and have not been applied or forfeited prior to the Closing Date) to Buyer on the Closing Date. Rents which are delinquent as of the Closing Date shall not be prorated on the Closing Date. Buyer shall include such delinquencies in its normal billing and shall use reasonable efforts to collect same after the Closing Date (but Buyer shall not be required to litigate or declare a default in any lease). To the extent Buyer receives rents on or after the Closing Date, such payments shall be applied first toward then current rent owed to Buyer in connection with the applicable lease for which such payments are received, and any excess monies received shall be applied toward the payment of any delinquent rents, with Seller's share thereof being promptly delivered to Seller. Buyer may not waive any delinquent rents nor modify a lease so as to reduce or otherwise affect amounts owed thereunder for any period in which Seller is entitled to receive a share of charges or amounts without first obtaining Seller's written consent. Buyer shall reasonably cooperate with Seller in any collection efforts hereunder (but shall not be require to litigate or declare a default in any lease). Seller hereby reserves the right to pursue any remedy against any tenant owing delinquent rents and any other amounts to Seller; provided, however, Seller agrees not to pursue, without Buyer's prior written approval, any such remedy with respect to any tenant while such tenant remains in occupancy. With respect to delinquent rents and any other amounts or other rights of any kind respecting tenants who are no longer tenants of the Property as of the Closing Date, Seller shall retain all rights relating thereto.

     (c)  All operating expenses.

     (2) CALCULATION. The prorations and payments shall be made on the basis of a written statement submitted to Buyer and Seller by Escrow Holder prior to the Close of Escrow and approved by Buyer and Seller. In the event any prorations or apportionments made under this subparagraph D shall prove to be incorrect for any reason, then any party shall be entitled to an adjustment to correct the same. Any item which cannot be finally prorated because of the unavailability of information shall be tentatively prorated on the basis of the best data then available and reprorated when the information is available.

     6. CONDEMNATION OR DESTRUCTION OF PROPERTY. In the event that, after the date hereof but prior to the Closing Date, either any portion of the Property is taken pursuant to eminent domain proceedings or any of the improvements on the Property are damaged or destroyed by any casualty, Seller shall have no obligation to repair or replace any such damage or destruction. Seller shall, upon consummation of the transaction herein provided, assign to Buyer all claims of Seller respecting any condemnation or casualty insurance coverage, as applicable, and all condemnation proceeds or proceeds from any such casualty insurance received by Seller on account of any casualty (the damage from which shall not have been repaired by Seller prior to the Closing Date), as applicable. In connection with any assignment of insurance proceeds, Seller shall also pay any applicable deductible under Seller's insurance (provided, however, Seller shall not be obligated to pay more than $100,000 in connection therewith). In the event the condemnation award or the cost of repair of damage to the Property on account of a casualty, as applicable, shall exceed $100,000 (or if such casualty is uninsured and Seller does not elect to credit Buyer with the reasonable cost to repair the same, Seller having the right but not the obligation to elect to provide such credit), Buyer may, at its option, terminate this Agreement by notice to Seller, given on or before the Closing Date.

     7.   REPRESENTATIONS, WARRANTIES AND COVENANTS.

     A.   REPRESENTATIONS, WARRANTIES AND COVENANTS OF SELLER.

     (1) GENERAL DISCLAIMER. Except as specifically set forth in paragraph 7A(3) below or in the Deed, the sale of the Property hereunder is and will be made on an "as is" basis, without representations and warranties of any kind or nature, express, implied or otherwise, including, but not limited to, any representation or warranty concerning title to the Property, the physical condition of the Property (including, but not limited to, the condition of the soil or the Improvements), the environmental condition of the Property (including, but not limited to, the presence or absence of hazardous substances on or respecting the Property), the compliance of the Property with applicable laws and regulations (including, but not limited to, zoning and building codes or the status of development or use rights respecting the Property), the financial condition of the Property or any other representation or warranty respecting an income, expenses, charges, liens or encumbrances, rights or claims on, affecting or pertaining to the Property or any part thereof. Buyer acknowledges that, during the Due Diligence Period, Buyer will examine, review and inspect all matters which in Buyer's judgment bear upon the Property and its value and suitability for Buyer's purposes. Except as to matters specifically set forth in paragraph 7A(3) below or in the Deed, Buyer will acquire the Property solely on the basis of its own physical and financial examinations, reviews and inspections and the title insurance protection afforded by the Owner's Policy.

     (2) DTPA WAIVER. Buyer hereby acknowledges that, to the extent applicable, Buyer has waived and relinquished all provisions of the Texas Deceptive Trade Practices-Consumer Protection Act (Chapter 17, Subchapter E, of the Texas Business and Commerce Code) in connection with the sales transaction contemplated by this Agreement. Buyer represents and warrants to the Seller that: (a) Buyer is not in a significantly disparate bargaining position; (b) Buyer is represented by legal counsel in connection with the sale contemplated by this Agreement; and (c) Buyer is knowledgeable and experienced in the purchase, operation, ownership, refurbishing and sale of apartment properties, and is fully able to evaluate the merits and risks of this transaction.

     (3) LIMITED REPRESENTATIONS AND WARRANTIES OF SELLER. Subject to the provisions of paragraph 7A(1) above, Seller hereby represents and warrants that, except as set forth in Exhibit "G" attached hereto and made a part hereof, Seller has no present actual knowledge that any of the following statements is untrue (and, for this purpose, Seller's knowledge shall mean the knowledge of Julie Walner).

     (a) RENT ROLL. Attached as Exhibit "H" and made a part hereof is a true, complete and accurate list, as of the date thereof, of all tenant leases respecting the Property, and Seller has not received any written notice of a material default under any of such tenant leases that remains uncured.

     (b) LITIGATION; BANKRUPTCY. There is no pending action, litigation, condemnation or other proceeding against the Property or against Seller with respect to the Property nor are there any pending bankruptcy or insolvency proceedings against Seller.

     (c) COMPLIANCE. Seller has received no written notice from any governmental authority having jurisdiction over the Property to the effect that the Property is not in compliance with applicable laws and ordinances.

     (d) SERVICE AGREEMENTS. Other than those which are cancelable on 30 days' notice, Seller has not entered into any service agreements or contracts ("SERVICE AGREEMENTS") or other agreements (other than as set forth in this Agreement) relating to the Property which will be in force on the Closing Date, except as described in Exhibit "I" attached hereto, and Seller has not received any written notice of any material default thereunder that remains uncured.

     (e) ENVIRONMENTAL MATTERS. Seller has received no written notice of the existence, deposit, storage, removal, burial or discharge of any "Hazardous Material" at, upon, under or within the Property, in an amount which would, as of the date hereof, give rise to an "Environmental Compliance Cost". The term "HAZARDOUS MATERIAL" shall mean (i) asbestos and any chemicals, flammable substances or explosives, any radioactive materials (including radon), any hazardous wastes or substances which have, as of the date hereof, been determined by any applicable Federal, State or local government law to be hazardous or toxic by the U.S. Environmental Protection Agency, the U.S. Department of Transportation, and/or any instrumentality now or hereafter authorized to regulate materials and substances in the environment which has jurisdiction over the Property ("ENVIRONMENTAL AGENCY"), and (ii) any oil, petroleum or petroleum derived substance, any drilling fluids, produced waters and other wastes associated with the exploration, development or production of crude oil, which materials listed under items (i) and (ii) above cause the Property (or any part thereof) to be in material violation of any applicable environmental laws or the regulations of any Environmental Agency; provided, however, that the term "Hazardous Material" shall not include motor oil and gasoline contained in or discharged from vehicles not used primarily for the transport of motor oil or gasoline. The term "ENVIRONMENTAL COMPLIANCE COST" means any reasonable out-of-pocket cost, fee or expense incurred directly to satisfy any requirement imposed by an Environmental Agency to bring the Property into compliance with applicable Federal, State and local laws and regulations directly relating to the existence on the Property of any Hazardous Material.

     (f) DUE AUTHORITY. This Agreement and all agreements, instruments and documents herein provided to be executed or to be caused to be executed by Seller are and on the Closing Date will be duly authorized, executed and delivered by and are binding upon Seller. Seller is a limited partnership, duly organized and validly existing under the laws of the State of Illinois, and is duly authorized and qualified to do all things required of it under this Agreement. Seller has the capacity and authority to enter into this Agreement and consummate the transactions herein provided.

     B. REPRESENTATIONS AND WARRANTIES OF BUYER. This Agreement and all agreements, instruments and documents herein provided to be executed or to be caused to be executed by Buyer are and on the Closing Date will be duly authorized, executed and delivered by and are binding upon Buyer. Buyer is a limited liability company, duly organized and validly existing and in good standing under the laws of the State of California, and is duly authorized and qualified to do all things required of it under this Agreement. Buyer has the capacity and authority to enter into this Agreement and consummate the transactions herein provided.

     C. SURVIVAL. Any cause of action of a party for a breach of the foregoing representations and warranties shall survive for a one year period commencing on the Closing Date, at which time such representations and warranties (and any cause of action resulting from a breach thereof not then in litigation) shall terminate. Notwithstanding the foregoing, if Buyer shall have actual knowledge as of the Closing Date that any of the representations or warranties of Seller contained herein are false or inaccurate or that Seller is in breach or default of any of its obligations under this Agreement, and Buyer nonetheless closes the transactions hereunder and acquires the Property, then Seller shall have no liability or obligation respecting such false or inaccurate representations or warranties or other breach or default (and any cause of action resulting therefrom shall terminate upon such closing hereunder).

     D. INTERIM COVENANTS OF SELLER. Until the Closing Date or the sooner termination of this Agreement:

     (1) Seller shall maintain the Property in the same manner as prior hereto pursuant to its normal course of business (such maintenance obligations not including extraordinary capital expenditures or expenditures not incurred in such normal course of business), subject to reasonable wear and tear and further subject to destruction by casualty or other events beyond the control of Seller.

     (2) Seller shall not enter into any additional service contracts or other similar agreements without the prior consent of Buyer, except those deemed reasonably necessary by Seller which are cancelable on 30 days' notice.

     (3) Seller shall continue to offer the Property for lease (for terms not in excess of one year) in the same manner as prior hereto pursuant to its normal course of business and, upon request, shall keep Buyer reasonably informed as to the status of leasing prior to the Closing Date. After the expiration of the Due Diligence Period (unless Buyer shall have theretofore delivered a Termination Notice hereunder), Seller shall not enter into any new leases or material modifications of existing leases thereafter without the consent of Buyer (which consent will not be unreasonably withheld or materially delayed).

     8.   INDEMNIFICATION.

     A.   BY BUYER.  Buyer shall hold harmless, indemnify and defend
Seller from and against: (1) any and all third party claims for Buyer's torts or breaches of contract related to the Property and occurring on or after the Closing Date, (2) any and all loss, damage or third party claims in any way arising from Buyer's inspections or examinations of the Property prior to the Closing Date; and (3) all costs and expenses, including reasonable attorney's fees, incurred by Seller as a result of the foregoing.

     B. BY SELLER. Seller shall hold harmless, indemnify and defend Buyer from and against: (1) any and all third party claims for Seller's torts or breaches of contract related to the Property and occurring prior to the Closing Date; and (2) all costs and expenses, including reasonable attorney's fees, incurred by the Buyer as a result of such claims. The foregoing indemnity shall not cover any matters relating to title or marketability of the Property (Buyer relying on the coverage provided by the Owner's Policy and the special warranty of title contained in the Deed as to such matters).

     C. GENERALLY. Each indemnification under this Agreement shall be subject to the following provisions: The indemnitee shall notify indemnitor of any such claim against indemnitee within 30 days after it has notice of such claim, but failure to notify indemnitor shall in no case prejudice the rights of indemnitee under this Agreement unless indemnitor shall be prejudiced by such failure and then only to the extent of such prejudice. Should indemnitor fail to discharge or undertake to defend indemnitee against such liability within 10 days after the indemnitee gives the indemnitor written notice of the same, then indemnitee may settle such liability, and indemnitor's liability to indemnitee shall be conclusively established by such settlement, the amount of such liability to include both the settlement consideration and the reasonable costs and expenses, including attorneys' fees, incurred by indemnitee in effecting such settlement.

     9. DISPOSITION OF DEPOSITS. IF THE TRANSACTION HEREIN PROVIDED SHALL NOT BE CLOSED BY REASON OF SELLER'S DEFAULT UNDER THIS AGREEMENT OR THE FAILURE OF SATISFACTION OF THE CONDITIONS DESCRIBED IN PARAGRAPH 4 HEREOF OR THE TERMINATION OF THIS AGREEMENT IN ACCORDANCE WITH PARAGRAPH 6 HEREOF, AND BUYER SHALL NOT HAVE DEFAULTED UNDER THIS AGREEMENT, THEN THE ESCROW DEPOSIT SHALL BE RETURNED TO BUYER, AND NEITHER PARTY SHALL HAVE ANY FURTHER OBLIGATION OR LIABILITY TO THE OTHER; PROVIDED, HOWEVER, IF THE TRANSACTIONS HEREUNDER SHALL FAIL TO CLOSE SOLELY BY REASON OF SELLER'S DEFAULT, AND BUYER SHALL HAVE FULLY PERFORMED ITS OBLIGATIONS HEREUNDER AND SHALL BE READY, WILLING AND ABLE TO CLOSE, THEN BUYER SHALL BE ENTITLED TO SPECIFICALLY ENFORCE THIS AGREEMENT (BUT NO OTHER ACTION, FOR DAMAGES OR OTHERWISE, SHALL LIE). IN THE EVENT THE TRANSACTION HEREIN PROVIDED SHALL NOT CLOSE FOR ANY REASON OTHER THAN THE FAILURE OF SATISFACTION OF THE CONDITIONS DESCRIBED IN PARAGRAPH 4 HEREOF OR THE TERMINATION OF THIS AGREEMENT IN ACCORDANCE WITH PARAGRAPH 6 HEREOF OR THE DEFAULT OF SELLER, THEN THE ESCROW DEPOSIT SHALL BE DELIVERED TO SELLER AS FULL COMPENSATION AND LIQUIDATED DAMAGES UNDER AND IN CONNECTION WITH THIS AGREEMENT. IN THE EVENT THE TRANSACTION HEREIN PROVIDED SHALL CLOSE, THE ESCROW DEPOSIT SHALL BE APPLIED AS A PARTIAL PAYMENT OF THE PURCHASE PRICE. IN CONNECTION WITH THE FOREGOING, THE PARTIES RECOGNIZE THAT SELLER WILL INCUR EXPENSE IN CONNECTION WITH THE TRANSACTION CONTEMPLATED BY THIS AGREEMENT AND THAT THE PROPERTY WILL BE REMOVED FROM THE MARKET; FURTHER, THAT IT IS EXTREMELY DIFFICULT AND IMPRACTICABLE TO ASCERTAIN THE EXTENT OF DETRIMENT TO SELLER CAUSED BY THE BREACH BY BUYER UNDER THIS AGREEMENT AND THE FAILURE OF THE CONSUMMATION OF THE TRANSACTION CONTEMPLATED BY THIS AGREEMENT OR THE AMOUNT OF COMPENSATION SELLER SHOULD RECEIVE AS A RESULT OF BUYER'S BREACH OR DEFAULT. IN THE EVENT THE SALE OF THE PROPERTY SHALL NOT BE CONSUMMATED ON ACCOUNT OF BUYER'S DEFAULT, THEN THE RETENTION OF THE ESCROW DEPOSIT SHALL BE SELLER'S SOLE AND EXCLUSIVE REMEDY UNDER THIS AGREEMENT BY REASON OF SUCH DEFAULT, SUBJECT TO THE PROVISIONS OF PARAGRAPH 10I HEREOF.

     --------------------          --------------------
     SELLER'S INITIALS             BUYER'S INITIALS

   10.    MISCELLANEOUS.

     A.   BROKERS.

     (1) Except as provided in subparagraph (2) below, Seller represents and warrants to Buyer, and Buyer represents and warrants to Seller, that no broker or finder has been engaged by it, respectively, in connection with any of the transactions contemplated by this Agreement or to its knowledge is in any way connected with any of such transactions. In the event of a claim for broker's or finder's fee or commissions in connection herewith, then Seller shall indemnify and defend Buyer from the same if it shall be based upon any statement or agreement alleged to have been made by Seller, and Buyer shall indemnify and defend Seller from the same if it shall be based upon any statement or agreement alleged to have been made by Buyer. The indemnification obligations under this paragraph 10 A(1) shall survive the closing of the transactions hereunder or the earlier termination of this Agreement.

     (2) In addition, if and only if the sale contemplated herein closes, Seller agrees to pay a brokerage commission to Richard Ellis, LLC ("BROKER") pursuant to a separate written agreement.

     (3 ) In accordance with the terms of the Real Estate License Act of the State of Texas, Buyer hereby acknowledges that Broker has advised Buyer that Buyer should have an abstract covering the Land and the Property examined by an attorney of Buyer's own selection or that Buyer should be furnished with or obtain a policy of title insurance.

     B.   LIMITATION OF LIABILITY.

          (1) Notwithstanding anything to the contrary contained herein, if the closing of the transactions hereunder shall have occurred (and Buyer shall not have waived, relinquished or released any applicable rights in further limitation), the aggregate liability of Seller arising pursuant to or in connection with the representations, warranties, indemnifications, covenants or other obligations (whether express or implied) of Seller under this Agreement (or any document executed or delivered in connection herewith) shall not exceed $500,000. Without limitation on the foregoing, in no event shall Seller have any liability for damages hereunder other than for actual damages (and in no event shall Seller have any liability for consequential or contingent damages or the like) and, in the case of Hazardous Materials, any liability of Seller shall be further limited to Environmental Compliance Costs.

          (2) No constituent partner in or agent of Seller, nor any advisor, trustee, director, officer, employee, beneficiary, shareholder, participant, representative or agent of any corporation or trust that is or becomes a constituent partner in Seller (including, but not limited to, JMB Realty Corporation) shall have any personal liability, directly or indirectly, under or in connection with this Agreement or any agreement made or entered into under or pursuant to the provisions of this Agreement, or any amendment or amendments to any of the foregoing made at any time or times, heretofore or hereafter, and Buyer and its successors and assigns and, without limitation, all other persons and entities, shall look solely to Seller's assets for the payment of any claim or for any performance, and Buyer, on behalf of itself and its successors and assigns, hereby waives any and all such personal liability. Notwithstanding anything to the contrary contained in this Agreement, neither the negative capital account of any constituent partner in Seller (or in any other constituent partner of Seller), nor any obligation of any constituent partner in Seller (or in any other constituent partner of Seller) to restore a negative capital account or to contribute capital to Seller (or to any other constituent partner of Seller), shall at any time be deemed to be the property or an asset of Seller or any such other constituent partner (and neither Buyer nor any of its successors or assigns shall have any right to collect, enforce or proceed against or with respect to any such negative capital account of partner's obligation to restore or contribute).

     C. ENTIRE AGREEMENT. This Agreement contains the entire agreement between the parties respecting the matters herein set forth and supersedes all prior agreements between the parties hereto respecting such matters. This Agreement may not be modified or amended except by written agreement signed by both parties.

     D.   TIME OF THE ESSENCE.  Time is of the essence of this Agreement.

     E. INTERPRETATION. Paragraph headings shall not be used in construing this Agreement. Each party acknowledges that such party and its counsel, after negotiation and consultation, have reviewed and revised this Agreement. As such, the terms of this Agreement shall be fairly construed and the usual rule of construction, to the effect that any ambiguities herein should be resolved against the drafting party, shall not be employed in the interpretation of this Agreement or any amendments, modifications or exhibits hereto or thereto.

     F. GOVERNING LAW. This Agreement shall be construed and enforced in accordance with the laws of the State of Texas.

     G. SUCCESSORS AND ASSIGNS. Buyer may not assign or transfer its rights or obligations under this Agreement without the prior written consent of Seller (in which event such transferee shall assume in writing all of the transferor's obligations hereunder, but such transferor shall not be released from its obligations hereunder); provided, however, Buyer may assign its interest in this Agreement an Affiliate of Buyer. No consent given by Seller to any transfer or assignment of Buyer's rights or obligations hereunder shall be construed as a consent to any other transfer or assignment of Buyer's rights or obligations hereunder. No transfer or assignment in violation of the provisions hereof shall be valid or enforceable. Subject to the foregoing, this Agreement and the terms and provisions hereof shall inure to the benefit of and be binding upon the successors and assigns of the parties.

     H. NOTICES. Whenever this Agreement requires or permits any consent, approval, notice, request or demand from one party to the other (collectively, "NOTICE"), such Notice must be in writing to be effective and shall be effective on the date of actual receipt of such Notice by the addressee. The following shall be prima facia evidence of actual receipt of Notice by the addressee: (a) if mailed, by a United States certified mail return receipt, signed by the addressee or the addressee's agent or representative, (b) if by telegram, by a telegram receipt signed by the addressee or the addressee's agent or representative, (c) if hand delivered (including delivery by an overnight or other delivery service), by a delivery receipt signed by the addressee or the addressee's agent or representative, or (d) if sent by facsimile transmission, with confirmation of receipt at the facsimile number to which it was sent. Each party's initial address for delivery of any Notice is designated below, but any party from time to time may designate a different address for delivery of any Notice by delivering to the other party Notice of such different address; provided, however, neither party may designate an address for delivery or Notice not located with the United States. Each party hereto covenants and agrees to mail copies of any Notice to the parties designated to receive copies of any Notice below, but failure of the addressee of any copy to actually receive such copy shall not render the Notice ineffective.
     TO BUYER:

     FSC Realty, LLC
     9777 Wilshire Boulevard, Suite 710
     Beverly Hills, California 90212
     Attention:  Mr. Stanley R. Fimberg

     WITH COPY TO:

     Akin, Gump, Strauss, Hauer & Feld
     4100 First City Center
     1700 Pacific Avenue
     Dallas, Texas  75201-4618
     Attention:  Lawrence J. Brannian, Esq.

     TO SELLER:

     900 North Michigan Avenue
     19th Floor
     Chicago, Illinois 60611
     Attention:  Ms. Julie Walner

     WITH COPIES TO:

     Pircher, Nichols & Meeks
     1999 Avenue of the Stars
     Suite 2600
     Los Angeles, California 90067
     Attention:  Real Estate Notices (GML)

     AND TO:

     Richard Ellis, LLC
     Three First National Plaza
     Chicago, Illinois  60602
     Attention:  Mr. Jeffrey M. Bramson

     I. LEGAL COSTS. The parties hereto agree that they shall pay directly any and all legal costs which they have incurred on their own behalf in the preparation of this Agreement, all deeds and other agreements pertaining to this transaction and that such legal costs shall not be part of the closing costs. In addition, if either Buyer or Seller brings any suit or other proceeding with respect to the subject matter or the enforcement of this Agreement, the prevailing party (as determined by the court, agency or other authority before which such suit or proceeding is commenced), in addition to such other relief as may be awarded, shall be entitled to recover reasonable attorneys' fees, expenses and costs of investigation actually incurred. The foregoing includes, but is not limited to, attorneys' fees, expenses and costs of investigation (including, without limitation, those incurred in appellate proceedings), costs incurred in establishing the right to indemnification, or in any action or participation in, or in connection with, any case or proceeding under Chapter 7, 11 or 13 of the Bankruptcy Code (11 United States Code Sections 101 et seq.), or any successor statutes.

     J. NONREFUNDABLE CONSIDERATION. Contemporaneously with the execution and delivery of this Agreement, Buyer has delivered to Seller and Seller hereby acknowledges the receipt of cash in the amount of $100.00 ("INDEPENDENT CONTRACT CONSIDERATION"), which amount the parties bargained for and agreed to as consideration for Buyer's right to inspect and purchase the Property pursuant to this Agreement and for Seller's execution, delivery and performance of this Agreement. The Independent Contract Consideration is in addition to and independent of any other consideration or payment provided in this Agreement, is nonrefundable, and it is fully earned and shall be retained by Seller notwithstanding any other provision of this Agreement.

     K. RIGHT TO POSSESSION. It shall be a condition to Buyer's obligation to purchase the Property that, concurrently with the closing of the transactions hereunder, that Buyer shall have possession of the Property in the manner contemplated in this Agreement.

     L. ADDITIONAL ACTS. In addition to the acts and deeds recited herein and contemplated to be performed, executed, and/or delivered by Seller or Buyer, Seller and Buyer hereby agree to perform, execute, and/or deliver or cause to be performed, executed, and/or delivered at the closing of the transactions herein contemplated or thereafter, all such further acts, deeds and assurances as Buyer or Seller, as the case may be, may reasonably require (i) evidence and vest in the Buyer the ownership of, and title to, the Property, and (ii) consummate the transactions contemplated hereunder, all in the manner contemplated herein; provided, however, the same do not materially increase the costs to, or liability or obligations of, a party in a manner not otherwise provided for herein.

     M. CONDITIONS. All covenants, warranties and obligations of a party contained in this Agreement are deemed to be conditions to the other party's obligations herein. All conditions to a party's obligations, whether specifically stated in this Agreement or pursuant to the preceding sentence, and all rights of such party herein are imposed solely and exclusively for the benefit of such party and its assigns and any or all of such conditions or rights may be waived in whole or in part by such party at any time in such party's sole discretion.

     N. SEVERABILITY. If any provision in this Agreement is invalid, illegal, or unenforceable, such provision shall be construed as narrowly as possible to allow Buyer and Seller to be afforded the benefits and protection of this Agreement. Such provision shall be severable from the rest of this Agreement and the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby, and shall continue in full force and effect.

     O. COUNTERPARTS. Two or more duplicate originals of the written instrument containing this Agreement may be signed by the parties, each of which shall be an original but all of which together shall constitute one and the same agreement.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

                    CARLYLE REAL ESTATE LIMITED PARTNERSHIP-XI, an Illinois limited partnership

                    By:  JMB REALTY CORPORATION,
                         a Delaware corporation,
                         Corporate General Partner


                         By:  ________________________________
                              Name:  _________________________
                              Title: _________________________
                                                   "Seller"


                    FSC REALTY, LLC,
                    a California limited liability company



                    By:  _____________________________________
                         Name:  ______________________________
                         Title: ______________________________
                                              "Buyer"





                ESCROW HOLDER'S ACKNOWLEDGEMENT
                -------------------------------


     The undersigned hereby executes this Agreement to evidence its agreement to act as Escrow Holder in accordance with the terms of this Agreement.


Date: ________________NEAR NORTH NATIONAL TITLE CORPORATION,
                         a ______________________________________


                         By:  ___________________________________
                              Name: _____________________________
                              Title: ____________________________
                                               "Escrow Holder"





                         EXHIBIT LIST
                         ------------



          "A" - Property Description

          "B" - Personal Property

          "C" - Deed

          "D" - Lease Assignment and Assumption

          "E" - Contract Assignment and Assumption

          "F" - Bill of Sale

          "G" - Exceptions to Seller's Representations and Warranties

          "H" - Rent Roll

          "I" - Service Agreements





                          EXHIBIT "A"

                     Property Description





                          EXHIBIT "B"

                       Personal Property





                          EXHIBIT "C"

                             Deed

      Forms to be agreed upon during Due Diligence Period





                          EXHIBIT "D"

                Lease Assignment and Assumption

      Forms to be agreed upon during Due Diligence Period




                          EXHIBIT "E"

              Contract Assignment and Assumption

      Forms to be agreed upon during Due Diligence Period






                          EXHIBIT "F"

                         Bill of Sale

      Forms to be agreed upon during Due Diligence Period





                          EXHIBIT "G"

     Exceptions to Seller's Representations and Warranties

                             None





                          EXHIBIT "H"

                           Rent Roll





                          EXHIBIT "I"

                      Service Agreements